Exhibit 99.1

Investor Contact

Richard Valera

ir@nutanix.com

Media Contact

Jennifer Massaro

pr@nutanix.com

Nutanix, Inc. Announces Private Convertible Exchange and Subscription Transactions of $575 Million Principal Amount of 0.25% Convertible Senior Notes due 2027

SAN JOSE, CA. – September 15, 2021 – Nutanix, Inc. (“Nutanix”) (NASDAQ: NTNX) today announced that it has entered into privately negotiated exchange and/or subscription agreements with certain holders of its outstanding 0% Convertible Senior Notes due 2023 (the "2023 Notes") and certain new investors, pursuant to which Nutanix will issue $575 million principal amount of its 0.25% Convertible Senior Notes due 2027 (the "New Notes") consisting of (a) approximately $477.3 million principal amount of New Notes in exchange for approximately $416.5 million principal amount of the 2023 Notes (the "Exchange Transactions") and (b) approximately $97.7 million principal amount of New Notes for an equal amount of cash (the "Subscription Transactions"), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. Nutanix also entered into privately negotiated transactions with certain holders of the 2023 Notes pursuant to which Nutanix will repurchase approximately $12.8 million principal amount of the 2023 Notes for cash (the “Note Repurchases”). Following the closing of the Exchange Transactions and the Note Repurchases, approximately $145.7 million in aggregate principal amount of 2023 Notes will remain outstanding with terms unchanged. The Exchange Transactions, the Subscription Transactions and the Note Repurchases are expected to close concurrently on or about September 22, 2021, subject to customary closing conditions.

The New Notes will represent senior unsecured obligations of Nutanix and will pay interest semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2022, at a rate of 0.25% per annum. The New Notes will mature on October 1, 2027, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding July 1, 2027, the New Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. On or after July 1, 2027 until the close of business on the second scheduled trading day preceding the maturity date, the New Notes will be convertible at the option of the holders at any time regardless of these conditions. The New Notes will be convertible into cash, shares of Nutanix’s Class A common stock (the “Common Stock”) or a combination of cash and Common Stock, at Nutanix’s election. The initial conversion rate is 17.3192 shares of the Common Stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $57.74 per share, and will be subject to customary anti-dilution adjustments. On or after October 5, 2024 and prior to the 31st scheduled trading day immediately preceding the maturity date, Nutanix may redeem for cash all or any portion of the New Notes if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the New Notes for at least 20 trading days during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Nutanix provides notice of redemption.

If Nutanix undergoes a fundamental change (as defined in the indenture governing the New Notes), holders may require Nutanix to purchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain make-whole fundamental changes occur or Nutanix calls all or a portion of the New Notes for redemption, Nutanix will, in certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or any New Notes called (or deemed called) for redemption and converted in connection with such redemption.

Nutanix will not receive any cash proceeds from the Exchange Transactions. In exchange for issuing the New Notes pursuant to the Exchange Transactions, Nutanix will receive and cancel the exchanged 2023 Notes. Nutanix estimates that net cash proceeds from the Subscription Transactions will be approximately $88.4 million after deducting estimated offering expenses for both the Exchange Transactions and the Subscription Transactions. Nutanix intends to use (i) approximately $14.7 million of the net cash proceeds from the Subscription Transactions for the Note Repurchases and (ii) approximately $58.5 million of the net cash proceeds from the Subscription Transactions to repurchase approximately 1.4 million shares of Common Stock. Nutanix intends to use the remainder of the net proceeds from the Subscription Transactions for general corporate purposes.

In connection with the Exchange Transactions and the Note Repurchases, Nutanix expects to terminate portions of the convertible note hedge transactions and warrant transactions Nutanix previously entered into with certain financial institutions (the “Existing Counterparties”) in connection with the issuance of the 2023 Notes (the “Unwind Transactions”).

The exchange of Nutanix’s 2023 Notes and the Unwind Transactions described above, and the potential related market activities by exchanging holders of the 2023 Notes and the Existing Counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the Common Stock, which may affect the trading price of the New Notes, at that time and Nutanix cannot predict the magnitude of such market activity or the overall effect it will have on the price of the New Notes or its Common Stock.

Nutanix has previously granted to its employees stock awards subject to vesting, and it is Company policy to sell a portion of the Common Stock that becomes vested to fund any withholding taxes resulting from the vesting of these performance stock awards (“sell-to-cover”), which will occur over the next few days. Shares sold in sell-to-cover transactions are estimated to be approximately 900,000 shares of Common Stock, subject to market fluctuations.

The New Notes and any shares issuable upon conversion of the New Notes have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements. This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. The words "believe," "may," "will," "potentially," "estimate," "continue," "anticipate," "plan," "intend," "could," "would," "expect," or words or expressions of similar substance or the negative thereof, that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Nutanix is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Exchange Transactions, the Subscription Transactions, the Note Repurchases and Unwind Transactions, such uncertainties and circumstances include whether Nutanix will consummate the Exchange Transactions, the Subscription Transactions, the Note Repurchases and Unwind Transactions, and the use of the net proceeds from the Subscription Transactions. With respect to Nutanix’s expectations regarding sell-to-cover transactions, such transactions are subject to a number of risks and uncertainties, including market fluctuations, the individual needs and tax positions of the grantees and other factors outside of Nutanix’s control. Various factors could also adversely affect Nutanix’s operations, business or financial results in the future and cause Nutanix’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the "Risk Factors" sections contained in Nutanix’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2021 and April 30, 2021, filed with the U.S. Securities and Exchange Commission, or the SEC, on March 4, 2021 and June 3, 2021, respectively, and Annual Report on Form 10-K for the fiscal year ended July 31, 2020, filed with the SEC, on September 23, 2020.

© 2021 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

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